Exhibit 99.1

Minerco, Level 5 Tap Spelling Communications as
Public Relations Agency of Record

HOUSTON, TX.  July 10, 2014:  Level 5 Beverage Company, Inc., a subsidiary of Minerco Resources, Inc. (OTCQB: MINE), has selected Spelling Communications as its public relations agency to support the upcoming market introduction of Level 5’s line of good-for-you consumer products, including its lightly sparkling, naturally flavored, vitamin enhanced offering, VitaminFIZZ®.  The decision was made after an extensive review of numerous highly regarded public relations agencies with Spelling Communications prevailing due to its proven capabilities in strategic thinking and high impact media relations.

“Level 5 is focused on leading the good-for-you consumer marketplace, and Spelling Communications will be an integral partner in our mission,” said V. Scott Vanis, Minerco’s Chairman. “We are on the fast track for growth as the bi-coastal launch of VitaminFIZZ® quickly approaches.  We look forward to working with an experienced and savvy organization like Spelling during this first roll-out and many others to follow.”

Spelling Communications will begin working immediately with Level 5 and its strategic partner, Power Brands, to develop a vertical and consumer public relations plan to support the launch of VitaminFIZZ® scheduled later this summer.  The launch will initially target the New York and California markets and will include a wide range of promotional activities, including public relations, advertising, in-store sampling and hosted events.  Spelling will also assist to promote the ongoing introduction of other new consumer products from Level 5 including Vitamin Creamer® with Coffee Boost™ and The Herbal Collection™.

About Minerco Resources, Inc.
Minerco Resources, Inc. (OTCQB: MINE) is the parent company of Level 5 Beverage Company, Inc. (Level 5), a specialty beverage company which develops, produces, markets and distributes a diversified portfolio of forward-thinking, good-for-you consumer brands. The Level 5 brand umbrella includes: VitaminFIZZ®, Vitamin Creamer®, Coffee Boost™, The Herbal Collection™ and LEVEL 5®. http://minercoresources.com

About Spelling Communications
Spelling Communications is a well established public relations firm  known for creating robust, strategic media coverage to  help companies succeed and grow.  Some of Spelling’s past clients include major brands such as Dole Juice, Nutrisystem.com,  Intel, Univision, Charter Media,TAG Heuer, Merrell Dow and EDS. http://www.spellcom.com

Public Disclosure
Details of the Company's business, finances and agreements can be found as part of the Company's continuous public disclosure as a fully reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information, please visit: http://www.minercoresources.com. The above statements have not been evaluated by the Food and Drug Administration (FDA). These products are not intended to diagnose, treat, cure or prevent any disease.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company's ability to perform under existing contracts or to procure future contracts. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.